UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/01/2005

MONITRONICS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-110025

Texas	742719343
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

12801 Stemmons Freeway, Suite 821, Dallas, TX 75234
(Address of Principal Executive Offices, Including Zip Code)

(972) 243-7443
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 1.01.    Entry into a Material Definitive Agreement

Monitronics International, Inc. (the "Company") announced today that its board of directors approved Michael R. Haislip as vice president and chief operating officer. Mr. Haislip, 53, has more than 27 years of executive management experience in the cable television industry and will be responsible for overseeing all direct operational matters for the Company. From 2003 to 2005, he served as senior vice president at Charter Communications, a national broadband communications company based in St. Louis. Prior to that, he served at various other cable companies, including Armstrong Cable, from 2000 to 2003, and Star Cable Associates, both located in Pennsylvania, and Enstar Communications in Atlanta. He began his career at Cox Communications in Atlanta, where he worked for 10 years in various operations and financial management positions. Mr. Haislip holds a bachelor's degree in management science, majoring in accounting, from the University of Tennessee.

Mr. Haislip began employment with the Company on May 2, 2005 and has no set term of office. The Company has entered into an offer letter with Mr. Haislip which is attached hereto as Exhibit 10.1.

The press release announcing the appointment of Mr. Haislip is attached hereto as Exhibit 99.1.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

See response to Item 1.01 above.

Item 9.01.    Financial Statements and Exhibits

The exhibit to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

MONITRONICS INTERNATIONAL, INC.

Date: May 06, 2005.	By:	/s/ Michael R. Meyers
Michael R. Meyers
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Offer letter from Monitronics International, Inc. to Michael R. Haislip